UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2012

THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	001 - 14339	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 1.01 Entry into a Material Definitive Agreement

On June 12, 2012, Theragenics Corporation (“Theragenics” or the “Company”), its subsidiaries and Wells Fargo Bank, National Association, successor in interest by merger to Wachovia Bank, National Association (the “Bank”), executed an amendment (the “Third Amendment”) to the Amended and Restated Credit Agreement dated as of May 27, 2009 (the “Credit Agreement”) among the Company, its subsidiaries and the Bank. The Third Amendment modifies the Fixed Charge Coverage Ratio to generally exclude the purchase price paid to repurchase Theragenics common stock pursuant to the tender offer described in Item 8.01 below and certain related expenses (including transactions costs) in determining the numerator of the Fixed Charge Coverage Ratio calculation under the Credit Agreement.

The above description is a summary of the material terms of the Third Amendment. This description is qualified by reference to the full text of the Third Amendment, which is attached as Exhibit 10.1 to this Form 8-K.

ITEM 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On June 12, 2012, Theragenics sent a notice to our executive officers and directors informing them of a temporary suspension of activity (the “Blackout Period”) for participants in the Theragenics Corporation Employee Savings Plan (the “401(k) Plan”) who participate in the tender offer described below.  The 401(k) Plan trustee has informed the Company that such Blackout Period under the 401(k) Plan is required in connection with processing 401(k) Plan participant elections related to the tender offer. Participants in the 401(k) Plan who participate in the tender offer with respect to Theragenics common stock held in the 401(k) Plan will be prevented from the following with respect to the portion of their accounts held in the Theragenics stock fund during the Blackout Period: applying for a loan, requesting a withdrawal or other distribution and making investment changes. The Blackout Period is expected to begin on July 6, 2012 at 4:00 p.m. Eastern Time and end during the week of July 16, 2012.

The Blackout Period imposes certain trading restrictions in Theragenics securities on executive officers and directors in the event that 50% or more of the 401(k) Plan participants direct the tender of shares held under the 401(k) Plan in the tender offer. A copy of the Blackout Period notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1.

ITEM 8.01 Other Events.

On June 12, 2012, Theragenics issued a press release announcing the commencement of a modified “Dutch Auction” tender offer to purchase up to $10 million of its common stock at a price not less than $2.00 nor greater than $2.40 per share in cash. The terms and conditions of the tender offer are set forth in the Offer to Purchase and other related documents, including the Letter of Transmittal, which are filed as exhibits to the Schedule TO filed with the Securities and Exchange Commission on June 12, 2012. A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

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Exhibit No.             Description

10.1
Third Amendment dated June 12, 2012 and Second Amendment dated February 17, 2012 to the Amended and Restated Credit Agreement dated May 27, 2009 among the Company, C.P. Medical Corporation, Galt Medical Corporation, NeedleTech Products, Inc. and Wells Fargo Bank, National Association, successor in interest by merger to Wachovia Bank, National Association.

99.1	Notice to Executive Officers and Directors of Blackout Period, dated June 12, 2012.

99.2	Press Release Announcing Commencement of Tender Offer, dated June 12, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 12, 2012	THERAGENICS CORPORATION

	By:	/s/ M. Christine Jacobs
M. Christine Jacobs Chief Executive Officer